UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009 (July 22, 2009)

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-3123	33-0885775
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Following its report on Form 8-K and Form 10-Q for the first quarter ended March 31, 2009 filed by China Automotive Systems, Inc., the “Company”, with the Securities and Exchange Commission on April 30, 2009 and May 12, 2009 respectively, the Company has been negotiating with the joint and several provisional liquidator acting for and on behalf of Lehman Brothers Commercial Corporation Asia Limited, the “LBCCA Liquidator”, which has elected to redeem the entire outstanding principal, in the aggregate sum of $30,000,000, together with interest, late charges, if any, and the Other Make Whole Amount as defined in the senior convertible notes all dated February 15, 2008, the “Senior Convertible Notes”, for payment on July 23, 2009.

In order to give more time to the Company and the LBCCA Liquidator to pursue settlement discussions, the Company and the LBCCA Liquidator reached an agreement to extend the applicable holder mandatory redemption date for two months from July 23, 2009 to September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: July 27, 2009	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman